Exhibit 99.2

Exhibit A

[Form of]

CONTINGENT VALUE RIGHTS AGREEMENT

This Contingent Value Rights Agreement, dated as of [•], 2011 (this “Agreement”), is entered into by and between FL HOLDING CV, an entity organized under the laws of the Netherlands (“Parent”), FOREST LABORATORIES, INC., a Delaware corporation (the “Guarantor”) and [____________________], as Rights Agent (the “Rights Agent”).

Recitals

A.           Parent, Guarantor, Magnolia Acquisition Corp., a Delaware corporation (“Purchaser”), and Clinical Data, Inc., a Delaware corporation (“Company”), have entered into an Agreement and Plan of Merger dated as of February 22, 2011 (as amended from time to time, the “Merger Agreement”), pursuant to which Purchaser (a) will launch a tender offer (the “Offer”) to acquire all of the outstanding (i) shares of common stock, par value $0.01 per share, of Company (“Company Common Stock”), (ii) all of the outstanding Company Notes and (iii) all of the outstanding In-the-Money Warrants, and  (b) will merge with and into Company, with Company surviving the Merger as a subsidiary of Parent.

B.           Pursuant to the Merger Agreement, in each of the Offer and the Merger, Parent has agreed to provide to Company’s stockholders (and holders of Company Warrants, Company Notes, Company DSUs and Company Options) the right to receive contingent cash payments as hereinafter described.

Agreement

The parties to this Agreement, for and in consideration of the premises and the consummation of the transactions referred to above, intending to be legally bound, hereby mutually covenant and agree, for the equal and proportionate benefit of all Holders (as defined below), as follows:

SECTION  1   DEFINITIONS

1.1 Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following terms shall have the meanings ascribed to them below:

“Acting Holders” means, at the time of determination, Holders of at least twenty percent (20%) of the CVRs.

“Adjusted Effective Time” means if Commercial Launch occurs after the six month anniversary of the Effective Time in circumstances constituting an Unexcused Delay, the date that is the same number of days following the Effective Time as the number of days that occur between the six month anniversary of the Effective Time and Commercial Launch.

“Board of Directors” means the board of directors of Parent.

“Board Resolution” means a copy of a resolution certified by a duly authorized officer of Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Rights Agent.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed.

“CVRs” means the rights of Holders to receive contingent cash payments pursuant to the Merger Agreement and this Agreement.

“Carve-Out Transaction” means any transaction (including a sale of assets, merger, sale of stock or other equity interests, or licensing transaction), other than a Change of Control, pursuant to which a substantial portion of the Intellectual Property (including without limitation, any data, marketing authorizations and applications for marketing  authorization) and/or Material Contracts held or owned by the Surviving Corporation immediately after the Effective Time and necessary for the production, development and sale of the Product are sold or licensed (directly or indirectly, including through sale of or license by any Subsidiary of the Surviving Corporation) to or acquired by, directly or indirectly, a Person other than Parent or a Subsidiary of Guarantor.

“Change of Control” means (a) a sale or other disposition of all or substantially all of the assets of either of the Payors on a consolidated basis (other than to any Subsidiary (direct or indirect) of Guarantor), (b) a merger or consolidation involving either of the Payors in which the applicable Payor is not the surviving entity, and (c) any other transaction involving either of the Payors in which the applicable Payor is the surviving entity but in which the stockholders of such Payor immediately prior to such transaction own less than fifty percent (50%) of such Payor’s voting power immediately after the transaction.

“Combination Product” means any product that includes the Product and another therapeutically active pharmaceutical ingredient that is not a Product, either packaged together or in the same formulation, and sold as a single unit.

“Commercial Launch” means the date on which the Company or any of its Affiliates first commences the promotion of Product to prescribing physicians in the United States with a sales force which is significant taking into consideration the sales force committed by the Guarantor to its and its Affiliates’ other leading pharmaceutical products.

“DTC” means The Depository Trust Company.

“Holder” means a Person in whose name a CVR is registered in the CVR Register.

“Milestone” means each of

(a)  Milestone #1,

(b)  Milestone #2, and

(c)  Milestone #3.

“Milestone #1” means the first instance in which the aggregate Product Sales in the United States during any Milestone Measuring Period equals or exceeds a total of eight hundred million dollars ($800,000,000); provided that the final Milestone Measuring Period with respect to Milestone #1 shall end on the fifth anniversary of the Reference Date.

“Milestone #2” means the first instance in which the aggregate Product Sales in the United States during any Milestone Measuring Period equals or exceeds a total of one billion one hundred million dollars ($1,100,000,000); provided that the final Milestone Measuring Period with respect to Milestone #2 shall end on the sixth anniversary of the Reference Date.

“Milestone #3” means the first instance in which the aggregate Product Sales in the United States during any Milestone Measuring Period equals or exceeds a total of one billion five hundred million dollars ($1,500,000,000); provided that the final Milestone Measuring Period with respect to Milestone #3 shall end on the seventh anniversary of the Reference Date.

“Milestone Measuring Period” means any four consecutive calendar quarters ending and measured as of March 31, June 30, September 30 and December 31 during the period in which a Milestone can be attained.

“Milestone Payment” means, without any aggregation:

(a)  one dollar ($1.00) per CVR, with respect to achieving Milestone #1;

(b)  two dollars ($2.00) per CVR, with respect to achieving Milestone #2; and

(c)  three dollars ($3.00) per CVR, with respect to achieving Milestone #3.

“Officer’s Certificate” means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.

“Payors” means the Parent and/or the Guarantor.

“Permitted Transfer” means: a transfer of CVRs (a) on death by will or intestacy; (b) transfer by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (c) pursuant to a court order; (d) made by operation of law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner, to the extent allowable by DTC; or (f) as provided in Section 2.6.

“Product” means the product currently named and to be marketed as Viibryd and any product containing vilazodone hydrochloride, in each case regardless of delivery system or dosage form.

“Product Sales” means the aggregate gross amounts invoiced for the Product sold by the Company, its Affiliates or licensees of the Company and its Affiliates to third parties (other than the Company, its Affiliates or licensees of the Company and its Affiliates), including to distributors and end-users, less the following items (i) through (v) below as applicable to the Product sales to the extent actually taken or incurred with respect to such sales (the “Permitted Deductions”) and all in accordance with standard allocation procedures, allowance methodologies and accounting methods consistently applied, in accordance with GAAP (except as otherwise provided below):

(i)	credits or allowances for returns, rejections or recalls (due to spoilage, damage, expiration of useful life or otherwise), retroactive price reductions or billing corrections;

(ii)	freight, postage, shipping and insurance, handling and other transportation costs with respect to such sale of Product;

(iii)	taxes on sales or delivery of the Product (such as sales, use, and value added taxes (excluding income taxes), tariffs and customs duties);

(iv)
any quantity, cash or other trade discounts, rebates, returns, refunds, charge backs, fees, credits or allowances (including amounts incurred in connection with government-mandated rebate and discount programs, third party rebates and charge backs, and hospital buying group/group purchasing organization administration fees and payor organizations), fees for services provided to wholesalers and warehousing chains related to the distribution of Products, (collectively, “Discounts”), including the portion reasonably allocated to the Product (as opposed to other products or services) of Discounts taken or incurred with respect to sales of the Product with other products or services to third parties, including distributors and end-users such as hospitals and clinics, as part of bundling or other forms of multi-product purchase agreements; and

(v)
deductions for bad debts (which adjustment shall be based on actual bad debts incurred and written off as uncollectible by the Company in a quarter, net of any recoveries of previously written off bad debts from current or prior quarters).

Sales or other commercial dispositions of a Product among the Company, its Affiliates and licensees of the Company or its Affiliates shall be excluded from the computation of Product Sales, except where such an Affiliate or licensee is an end-user of, and does not further sell, the Product. For the avoidance of doubt, use of the Product for clinical testing in which the cost of the Product is not reimbursed shall not make an Affiliate or licensee an end-user of the Product (but use of the Product for clinical testing in which the cost of the Product is reimbursed by third-party payors (which, for the avoidance of doubt, shall include governments and insurance companies) shall be included in Product Sales).

Notwithstanding the foregoing, the following will not be included in Product Sales: (i) Product provided by Company or its Affiliate for administration to patients enrolled in clinical trials or distributed through a not-for-profit foundation at no or nominal charge to eligible patients in conjunction with a patient assistance program or (ii) commercially reasonable quantities of Product Sales used as samples to promote additional Product Sales.

Notwithstanding the foregoing, in the event that a Product is sold as a Combination Product (a “Combination Sale”), the Product Sales amount for the Product sold in such a Combination Sale shall be determined as follows:

(i)           Except as provided below, the Product Sales amount for a Combination Sale shall be calculated by multiplying the gross amount invoiced for the Combination Sale (“Gross Combination Sale Amount”) (less all Permitted Deductions) by the fraction A/(A+B), where A is the wholesale acquisition cost charged by the Company, its Affiliates or licensees of the Company or its Affiliates for the Product if the Product is sold separately by the Company, its Affiliates or licensees of the Company or its Affiliates, and B is the wholesale acquisition cost charged by the Company, its Affiliates or licensees of the Company or its Affiliates for the other product(s) or active ingredients/components included in the Combination Product if such other product(s) or active ingredients/components are sold separately by the Company, its Affiliates or licensees of the Company or its Affiliates.

(ii)           In the event that the Company, its Affiliates or licensees of the Company and its Affiliates sell the Product included in a Combination Sale as a separate product, but do not separately sell all of the other product(s) or active ingredients/components, as the case may be, included in such Combination Product, the calculation of Product Sales resulting from such Combination Sale shall be determined by multiplying the Gross Combination Sale Amount (less all Permitted Deductions) by the fraction A/C where A is the wholesale acquisition cost charged by the Company, its Affiliates or licensees of the Company or its Affiliates for the Product sold separately, and C is the wholesale acquisition cost charged by the Company, its Affiliates or licensees of the Company or its Affiliates for such Combination Product.

(iii)           In the event that the Company, its Affiliates or licensees of the Company and its Affiliates do not sell the Product included in a Combination Sale as a separate product where such Combination Sale occurs, but do separately sell all of the other products or active ingredients/components, as the case may be, included in the Combination Sale, the calculation of Product Sales resulting from such Combination Sale shall be determined by multiplying the Gross Combination Sale Amount (less all Permitted Deductions) by the fraction (C-D)/C, where C is the wholesale acquisition cost charged by the Company, its Affiliates or licensees of the Company or its Affiliates for such Combination Product, and D is the aggregate of the wholesale acquisition cost charged by the Company, its Affiliates or licensees of the Company or its Affiliates, as applicable, of such other product(s) or active ingredients/components, as the case may be, included in the Combination Product and sold separately.

If the calculation of Product Sales resulting from a Combination Sale cannot be determined by any of the foregoing methods, the calculation of Product Sales for such Combination Sale shall be calculated in a manner determined by the Parent in good faith based upon the relative value of the active components of such Combination Product.

“Reference Date” means (i) if (A) Commercial Launch occurs on or prior to the six month anniversary of the Effective Time or (B) Commercial Launch occurs after the six month anniversary of the Effective Time but not in circumstances constituting an Unexcused Delay, then, if the Effective Time occurs on or prior to the 45th calendar day of a given calendar quarter, the last calendar day of the calendar quarter immediately preceding the calendar quarter in which the Effective Time occurs, and if the Effective Time occurs after the 45th calendar day of a given calendar quarter, the last calendar day of the calendar quarter in which the Effective Time occurs; and (ii) if Commercial Launch occurs after the six month anniversary of the Effective Time in circumstances constituting an Unexcused Delay, then, if the Adjusted Effective Time occurs on or prior to the 45th calendar day of a given calendar quarter, the last calendar day of the calendar quarter immediately preceding the calendar quarter in which the Adjusted Effective Time occurs, and if the Adjusted Effective Time occurs after the 45th calendar day of a given calendar quarter, the last calendar day of the calendar quarter in which the Adjusted Effective Time occurs.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“Unexcused Delay” means any failure of Commercial Launch to occur on or prior to the six month anniversary of the Effective Time that results proximately from either (i) acts, or omissions to act, that were primarily within the control of Guarantor or its Affiliates and not due to the acts or omissions to act of third parties; or (ii) any investigation of the Guarantor or its Affiliates by the FDA that is not related to the Company Products or to any other business or asset of the Company acquired by Guarantor and its Affiliates through the Transactions.

SECTION  2   CONTINGENT VALUE RIGHTS

2.1 CVRs.  Each Holder shall be entitled to one CVR for each Company Share outstanding or underlying each Company Warrant, Company Note, Company DSUs and Company Option (a) that the Purchaser accepts for payment from such Holder pursuant to the Offer or (b) is owned by or has been issued to such Holder as of immediately prior to the Effective Time and is converted into the right to receive merger consideration pursuant to the Merger Agreement.

2.2 Nontransferable.  The CVRs shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer.

2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The CVRs shall not be evidenced by a certificate or other instrument.

(b) The Rights Agent shall keep a register (the “CVR Register”) for the purpose of registering CVRs and transfers of CVRs as herein provided.  The CVR Register will show one position for Cede & Co representing all the shares of Company Common Stock held by DTC on behalf of the street holders of the shares of Company Common Stock tendered by such holders in the Offer or held by such holders as of immediately prior to the Effective Time.

Additionally, the CVR Register shall reflect (i) those Holders who are former holders of Company Options with exercise prices equal to or greater than $30 per share, and (ii) the actual exercise price of such Company Options.  The Rights Agent will have no responsibility whatsoever directly to the street holders with respect to transfers of CVRs unless and until such CVRs are transferred into the name of such street holders in accordance with Section 2.2 of this Agreement.  With respect to any payments to be made under Section 2.4 below, the Rights Agent will accomplish the payment to any street holders of shares of Company Common Stock by sending one lump payment to DTC.  The Rights Agent will have no responsibilities whatsoever with regards to distribution of payments by DTC to such street holders.

(c) Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the Rights Agent, duly executed by the Holder thereof, his, her or its attorney duly authorized in writing, personal representative or survivor and setting forth in reasonable detail the circumstances relating to the transfer.  Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register.  All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent, evidencing the same right, and shall entitle the transferee to the same benefits and rights under this Agreement, as those held by the transferor.  No transfer of a CVR shall be valid until registered in the CVR Register, and any transfer not duly registered in the CVR Register will be void ab initio.  Any transfer or assignment of the CVRs shall be without charge (other than the cost of any transfer tax) to the Holder.

(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register.  The written request must be duly executed by the Holder.  Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CVR Register.

2.4 Payment Procedures.

(a) If a Milestone is attained, then within 30 days following the attainment of a Milestone (the “Milestone Payment Date”), Parent shall deliver to the Rights Agent (i) a certificate (the “Milestone Compliance Certificate”) certifying the date of the satisfaction of the applicable Milestone and that the Holders are entitled to receive the applicable Milestone Payment and (ii) cash in the aggregate amount of the Milestone Payment payable to the Holders.  Notwithstanding anything in this Agreement to the contrary, with respect to any CVR issued pursuant to Section 3.6(h) of the Merger Agreement in respect of a Company Option having an exercise price greater than $30 per share of Company Common Stock, Parent shall be entitled to deduct from the Milestone Payments to the applicable Holder in respect of such CVR, the amount by which the exercise price per share of Company Common Stock under such Company Option exceeded $30.

(b) If a Milestone is not attained on or before the end of the applicable Milestone Measuring Period, then on or before the date that is 30 days after the applicable Milestone Measuring Period, Parent shall deliver to the Rights Agent a certificate (the

“Milestone Payment Non-Compliance Certificate”) certifying the Milestone(s) that have not occurred and that Parent has complied with its obligations under this Agreement.

(c) The Rights Agent shall promptly, and in no event later than ten Business Days after receipt, send each Holder at its registered address a copy of any certificate delivered by Parent pursuant to this Section 2.4.  If in such certificate Parent certifies that a Milestone Payment is payable to the Holders, then at the time the Rights Agent sends a copy of such certificate to the Holders, the Rights Agent shall also pay the Milestone Payment to each of the Holders (the amount to which each Holder is entitled to receive will be based on the Milestone Payment multiplied by the number of CVRs held by such Holder as reflected on the CVR Register) by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to the Milestone Payment Date.

(d) Parent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the Milestone Payment otherwise payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law.  To the extent that amounts are so withheld and paid over to or deposited with the relevant Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.  Prior to making any such tax withholdings or causing any such tax withholdings to be made with respect to any Holder, the Rights Agent shall, to the extent practicable, provide notice to the Holder of such potential withholding and a reasonable opportunity for the Holder to provide any necessary tax forms (including an IRS Form W-9 or an applicable IRS Form W-8) in order to avoid or reduce such withholding amounts.

(e) Any portion of the  Milestone Payment that remains undistributed to the Holders for six months after the Milestone Payment Date shall be delivered by the Rights Agent to Parent, upon demand, and any Holder shall thereafter look only to Parent or Guarantor for payment of such Milestone Payment, but shall have no greater rights against Parent or Guarantor than may be accorded to general unsecured creditors of Parent under applicable law.

(f) Neither Parent nor the Rights Agent shall be liable to any person in respect of the  Milestone Payment delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  If any portion of a Milestone Payment made by Parent remains unclaimed by a Holder prior to two years after the applicable Milestone Payment Date (or immediately prior to such earlier date on which the Milestone Payment would otherwise escheat to or become the property of any Governmental Entity), despite the Rights Agent’s commercially reasonable efforts to deliver the payment to a Holder, any such Milestone Payment shall, to the extent permitted by applicable Legal Requirement, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

(g) Product Sales for one or more quarterly periods may be used as part of multiple Milestone Performance Periods (assuming such use satisfies the criteria requiring four consecutive quarters).  For example, the results for the quarter ended December 31, 2012 may be part of the Milestone Performance Period ending on such date, or such quarter may be the first, second or third quarter of a different Milestone Performance Period.  A single Milestone

Performance Period can be used to measure the attainment of more than one Milestone.  If a single Milestone Performance Period reflects Product Sales that would satisfy more than one Milestone, then the Milestone Payment with respect to all Milestones achieved during the Milestone Performance Period shall be paid.  For example, if no Milestones have been attained prior to December 31, 2014, but the Product Sales for the Milestone Performance Period ending on December 31, 2014 are $1.5 billion, then the Milestone Payments associated with Milestone #1, Milestone #2 and Milestone #3 shall be paid ($6 per CVR).

2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a) The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any Holder, except as specifically provided herein.

(b) The CVRs shall not represent any equity or ownership interest in Parent or in any constituent company to the Merger.

2.6 Ability To Abandon The CVR.  The Holder of a CVR may at any time at its option abandon all of its remaining rights in a CVR by transferring the CVR to Parent without consideration therefor.  Nothing in this Section 2.6 is intended to prohibit Parent from offering to acquire CVRs for consideration in its sole discretion.

SECTION  3   THE RIGHTS AGENT

3.1 Certain Duties And Responsibilities.  The Rights Agent shall not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence.  No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

3.2 Certain Rights of Rights Agent.  The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent.  In addition:

(a) the Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate;

(c) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(e) the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f) Parent agrees to indemnify Rights Agent for, and hold Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with Rights Agent’s duties under this Agreement, including the costs and expenses of defending Rights Agent against any claims, charges, demands, suits or loss, unless such loss shall have been determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith or willful misconduct; and

(g) Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement, as agreed upon in writing by Rights Agent and Parent on or prior to the date hereof, and (ii) to reimburse the Rights Agent for all taxes and governmental charges, reasonable expenses and other charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement (other than taxes measured by the Rights Agent’s net income).  The Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder.

3.3 Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to Parent and the Holders specifying a date when such resignation shall take effect, which notice shall be sent at least 60 days prior to the date so specified.  Parent shall have the right to remove the Rights Agent at any time by a Board Resolution specifying a date when such removal shall take effect.  Notice of such removal shall be given by Parent to Rights Agent, which notice shall be sent at least 60 days prior to the date so specified.

(b) If the Rights Agent shall resign, be removed or become incapable of acting, Parent shall promptly appoint a qualified successor Rights Agent.  The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c) Parent shall give notice of each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the CVR Register.  Each notice shall include the name and address of the successor Rights Agent.  If Parent fails to send such notice within ten days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent.

(d) Notwithstanding anything to the contrary in this Section 3.3, unless consented to in writing by the Holders of not less than a majority of the outstanding CVRs,

Parent shall not appoint as a successor Rights Agent any Person that is not a stock transfer agent of national reputation or the corporate trust department of a commercial bank.

3.4 Acceptance of Appointment By Successor.  Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent; but, on request of Parent or the successor Rights Agent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

SECTION  4   COVENANTS

4.1 List of Holders.  Parent shall furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders within 30 Business Days of the Effective Time.

4.2 Payment of  Milestone Payments.  Parent shall duly and promptly deposit with the Rights Agent for payment to each Holder the Milestone Payments, if any, in the manner provided for in Section 2.4 and in accordance with the terms of this Agreement.

4.3 Fundamental Transactions

(a) In the event that Parent or Guarantor desire to consummate a Change of Control or Carve-Out Transaction after the Effective Date while any Milestone has not been attained but remains eligible to be attained, Parent, Guarantor or the Surviving Corporation, as applicable depending upon the structure of the Change of Control or Carve-Out Transaction, shall cause the Person acquiring Parent or Guarantor (or acquiring substantially all of their assets or otherwise licensing rights to the Products) with respect to a Change of Control or the Person acquiring the subject Intellectual Property rights, Material Contracts and/or Subsidiaries with respect to a Carve-Out Transaction to assume Parent’s, Guarantor’s and the Surviving Corporation’s (as applicable depending upon the structure of the Change of Control or Carve-Out Transaction) obligations, duties and covenants under this Agreement, subject to all the limitations and qualifications contained in this Section 4.3.  No later than five Business Days prior to the consummation of any Change of Control or Carve-Out Transaction, Parent and Guarantor, as the case may be, shall deliver to the Rights Agent an Officer’s Certificate, stating that such Change of Control or Carve-Out Transaction complies with this Section 4.3(a) and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Parent shall maintain (and shall cause its affiliates to maintain) records relating to the Product in sufficient detail to permit the Holders to confirm whether any Milestone has been achieved.

4.4 Notice of Reference Date and Unexcused Delay.  Within five (5) Business Days of the determination of the Reference Date, Parent shall notify the Rights Agent in writing of such date.  If the Reference Date has not been determined within six months following the Effective Time, but such delay in determination of the Reference Date is not due to an Unexcused Delay, Parent shall notify the Rights Agent in writing setting forth in reasonable detail the reasons for such delay.  The Rights Agent shall promptly, and in no event later than ten Business Days after receipt, send each Holder at its registered address a copy of any notice delivered by Parent pursuant to this Section 4.4.

SECTION  5   AMENDMENTS

5.1 Amendments Without Consent of Holders.

(a) Without the consent of any Holders or the Rights Agent, Parent, when authorized by a Board Resolution, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i) to evidence the succession of another Person as a successor Rights Agent and the assumption by any successor of the covenants and obligations of the Rights Agent herein;

(ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as the Board of Directors and the Rights Agent shall consider to be for the protection of the Holders; provided that, in each case, such provisions shall not materially adversely affect the interests of the Holders;

(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions shall not materially adversely affect the interests of the Holders;

(iv) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act; provided that, such provisions shall not materially adversely affect the interests of the Holders; or

(v) any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is materially adverse to the interests of the Holders.

(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.

5.2 Amendments With Consent of Holders.

(a) Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the written consent of the Holders of not less than a majority of the outstanding CVRs, whether evidenced in writing or taken at a meeting of the Holders, Parent, when authorized by a Board Resolution, and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.

(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.

5.3 Execution of Amendments.  In executing any amendment permitted by this Article V, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement.  The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

5.4 Effect of Amendments.  Upon the execution of any amendment under this Article V, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

SECTION  6   AUDIT RIGHTS

(a) Upon the written request of the Acting Holders (but no more than once during any period of four consecutive calendar quarters), and upon reasonable notice, Parent shall provide an independent certified public accounting firm of nationally recognized standing jointly agreed upon by the Acting Holders and Parent (failing agreement on which each shall designate an independent public accounting firm of its own selection, which firms shall in turn appoint an independent public accounting firm for such purpose) (the “Independent Accountant”) with access during normal business hours to such of the records of Parent as may be reasonably necessary to verify Product Sales within the preceding three (3) years that has not previously been audited in accordance with this Section 6(a) (or such shorter period occurring since the Effective Time). The fees charged by such accounting firm shall be paid by Parent. The Independent Accountant shall disclose  to the Acting Holders only whether the applicable Milestone Payment was due and such additional information directly related to its findings.  The Independent Accountant shall provide Parent with a copy of all disclosures made to the Acting Holders.  The initiation of a review by the Acting Holders as contemplated by this Section 6(a) shall not relieve Parent of its obligation to pay any Milestone Payment for which notice of achievement has been given.

(b) If the Independent Accountant concludes that any Milestone Payment should have been paid but was not paid when due, Parent shall pay to the Rights Agent or to each Holder of a CVR the amount of such Milestone Payment (to the extent not paid on a subsequent date), as applicable, plus interest on such Milestone Payment, as applicable, at  the “prime rate” as published in the Wall Street Journal from time to time, from when the Milestone Payment Date should have occurred (if Parent had given notice of achievement of such Milestone pursuant to the terms of this CVR Agreement), as applicable, to the date of actual payment (such amount including interest being the “CVR Shortfall”). Parent shall pay the CVR Shortfall to the Holders of record as of a date that is three (3) Business Days prior to a payment date selected by Parent, which date must be within sixty (60) days of the date the Independent Accountant delivers to Parent the Independent Accountant’s written report (the “Shortfall Report”). The decision of such Independent Accountant shall be final, conclusive and binding on Parent and the Holders, shall be nonappealable and shall not be subject to further review.

(c) (c) Upon the expiration of one (1) year following the end of any Milestone Measuring Period, the Milestone Payment calculations shall be conclusive and binding on each Holder.

(d) (d) Each person seeking to receive information from Parent in connection with a review or audit shall enter into, and shall cause its accounting firm to enter into, a reasonable and mutually satisfactory confidentiality agreement with Parent obligating such party to retain all such information disclosed to such party in confidence pursuant to such confidentiality agreement and not use such information for any purpose other than the completion of such review or audit.

(e) Parent shall not, and shall cause its Affiliates not to, enter into any transaction causing a Change of Control or enter into a Carve-Out Transaction with respect to the Product unless such agreement contains provisions that would allow any Independent Accountant appointed pursuant to this Section 6 such access to the records of the other party to such transaction as may be reasonably necessary to perform its duties.

SECTION  7   MISCELLANEOUS PROVISIONS

7.1 Entire Agreement; Counterparts.  This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

7.2 Notices To Rights Agent, Guarantor and Parent.  Any notice or other communication required or permitted to be delivered to Parent, Guarantor or Rights Agent under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two business days after sent by registered mail or by courier or express delivery service or (c) upon receipt when received by email or facsimile prior to 6:00 p.m. recipient’s local time, else on the business day following such date of receipt, provided that in each case the notice or other communication is sent to the physical address, email address or facsimile telephone number set forth beneath the name of such party below (or to such other physical address, email address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent:

Howard Solomon
President
FL Holding CV
c/o Cox Hallett Wilkinson

Cumberland House, 9th Floor
1 Victoria Street
HM 11 Hamilton, Bermuda
Facsimile No:  (441) 292-7880

with copies (that shall not constitute notice) to:

David F. Solomon
Senior Vice President, Corporate Development
and Strategic Planning
Forest Laboratories, Inc.
909 Third Avenue
New York, New York 10022
Facsimile No.  (212) 224-6740

and

Herschel S. Weinstein
Vice President – General Counsel
Forest Laboratories, Inc.
909 Third Avenue
New York, New York 10022
Facsimile No.  (212) 224-6740

and

Andrew W. Ment
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Facsimile No.  (646) 441-9012

if to Guarantor:

David F. Solomon
Senior Vice President, Corporate Development
and Strategic Planning
Forest Laboratories, Inc.
909 Third Avenue
New York, New York 10022
Facsimile No.  (212) 224-6740

with copies (that shall not constitute notice) to:

Herschel S. Weinstein
Vice President – General Counsel

Forest Laboratories, Inc.
909 Third Avenue
New York, New York 10022
Facsimile No.  (212) 224-6740

and

Andrew W. Ment
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Facsimile No.  (646) 441-9012

if to the Rights Agent:

___________________
___________________
___________________
Facsimile No.
Email:

7.3 Guarantee.  Guarantor absolutely, unconditionally and irrevocably guarantees to the Rights Agent and the Holders, as third party beneficiaries of this Agreement, as the primary obligor and not merely as surety, the due and punctual observance, payment, performance and discharge of the obligations of Parent pursuant to this Agreement, including the obligation of Parent to pay the full Milestone Payments as set forth therein (the “Obligations”).

If Parent fails to pay or perform the Obligations when due, then all of the Guarantors’ liabilities to the Rights Agent and the Holders, as third party beneficiaries of this Agreement, hereunder in respect of such Obligations shall, at the Rights Agent option, become immediately due and payable and the Rights Agent may at any time and from time to time take any and all actions available hereunder or under applicable law to enforce and collect the Obligations from the Guarantor.  In furtherance of the foregoing, Guarantor acknowledges that the Rights Agent may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the full amount of the Obligations, regardless of whether any action is brought against Parent.

To the fullest extent permitted by law, the Guarantor hereby expressly and unconditionally waives any and all rights or defenses arising by reason of any law, promptness, diligence, notice of the acceptance of this guarantee and of the Obligation, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the Obligation incurred and all other notices of any kind.  The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and this Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.

7.4 Notice To Holders.  Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

7.5 Successors and Assigns; Assignability.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by Parent or Guarantor without the prior written consent of the Holders of not less than a majority of the outstanding CVRs, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect.

7.6 Benefits of Agreement.  Nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto, the Holders and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and their permitted successors and assigns.

7.7 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

7.8 Legal Holidays.  In the event that a Milestone Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable Milestone Payment Date.

7.9 Severability.  In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

7.10 Termination.  This Agreement shall be terminated and of no force or effect, the parties hereto shall have no liability hereunder, and no payments shall be required to be made, upon the earlier to occur of (a) the payment of all  Milestone Payments required to be paid under the terms of this Agreement and (b) December 31, 2019.  The termination of this Agreement shall not affect or limit the right (i) to receive Milestone Payments under Section 2.4 to the extent earned prior to termination of this Agreement, or (ii) inspect or receive payment set forth in Section 6, and such provisions shall survive the expiration or termination of this Agreement.

7.11 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(c) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

7.12           No Obligation.  Notwithstanding anything in this Agreement to the contrary, in no event shall Parent, Guarantor or any of their Affiliates, be required to undertake any level of efforts, or employ any level of resources, to develop, market, or commercialize the Product.

[Signature Page Follows]

In Witness Whereof, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

FL HOLDING CV

By:

Name:

Title:

FOREST LABORATORIES, INC.

By:

Name:

Title:

[Rights Agent]

By:

Name:

Title: